UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2011

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On March 1, 2011, the Company held its annual meeting of stockholders for the following purposes:

(1)           To elect seven members to its Board of Directors;

(2)           To vote on a nonbinding resolution regarding executive compensation;

(3)           To vote on the frequency of nonbinding stockholder votes to approve executive compensation;

(4)           To vote on the amendment of the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by 2,500,000 shares;

(5)           To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2011; and

(6)           To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld
Dan L. Batrack	41,982,185	1,799,932
Hugh M. Grant	41,514,832	2,267,285
Patrick C. Haden	40,859,475	2,922,642
J. Christopher Lewis	40,935,897	2,846,220
Albert E. Smith	42,485,736	1,296,381
J. Kenneth Thompson	41,544,993	2,237,124
Richard H. Truly	41,545,865	2,236,252

Nonbinding Resolution Regarding Executive Compensation:

For	Against	Abstain
42,008,200	1,461,809	312,108

Frequency of Nonbinding Stockholder Votes to Approve Executive Compensation:

One Year	Two Years	Three Years	Abstain
38,390,536	199,457	5,100,896	91,228

Amendment of 2005 Equity Incentive Plan:

For	Against	Abstain
40,333,912	3,356,380	91,825

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain
47,809,153	1,604,054	42,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 3, 2011	By:	/S/ JANIS B. SALIN
Janis B. Salin
Senior Vice President, General Counsel and
Secretary